UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 3, 2014

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware          0‑27072          52-0845822
(state or other juris- (Commission (I.R.S. Employer
diction of incorporation) File Number) (Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania         19103
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2014, the Board of Directors (the “Board”) of Hemispherx Biopharma, Inc. (the “Company”) approved the granting, at the recommendation of the Compensation Committee (the “Committee”), of mid-year performance bonuses to the Senior Management team.

The Committee in light of pre-established individual and Company-wide goals and objectives evaluated the performance of each key executive in order to determine respective annual incentive opportunities considering base salary and fees, short and long-term incentive opportunity and any special/supplemental benefits or payments. Based upon all of the foregoing, the Committee determined that the following Performance Bonuses should be granted in 2014 to the following NEO, along with others:

1. At the rate of 25% of their respective 2014 year-end base compensation:

i. Dr. William Carter (Chairman, CEO, President & Chief Scientific Officer) for $250,691;
ii. Thomas Equels (Vice Chairman, CFO, Secretary & General Counsel) for $134,203;
iii. Wayne Springate (SVP of Operations) for $50,181;
iv. Dr. David Strayer (Medical Director and Chief Medical Officer) for $67,369; and
v. Adam Pascale (Chief Accounting Office and Controller) for $33,459.

Agreement with Adam Pascale

Also, on July 8, 2014, the Board approved the recommendation of the Committee for the Company to enter into an Employment Agreement with Mr. Pascale. The Compensation Committee noted that Mr. Pascale has recently assumed the role of Chief Accounting Officer. Based upon his performance and continued commitment to the Company, the Committee has determined that his base pay be set at $154,000 per annum and issue him 50,000, 10-year options that vest one year after issuance. Other provisions within the agreement included Company paid health insurance premiums attributed to his spouse.

The foregoing description of the employment agreement is qualified in its entirety by reference to the foregoing document, a copy of which is attached and incorporated herein as Exhibits 10.1 to this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 3, 2014, the Board amended and restated the Company’s By-Laws to provide for fee shifting to stock holders who engage in unsuccessful litigation and to require certain stock holders who engage in litigation to post security to cover the estimated expenses of litigation should the stock holder be unsuccessful. Section 5.07 of the By-Laws was amended in its entirety.
New Section 5.07

(a) In the event that, after the date of adoption of this Section 5.7, (i) any current or former security holder of the Company (the “Claimant”) who initiates, asserts, maintains or continues against the Company any litigation, claim or counter-claim (“Claim”) (each such Claimant, together with any other person who joins with the Claimant, offers substantial assistance to the Claimant, or has a direct financial interest in any Claim, being herein collectively referred to as the “Claiming Party”) against the Company or against any current or former director, officer or security holder (including any Claim purportedly filed on behalf of or in the right of the Company or any security holder) arising in whole or in part out of any Internal Matter (as defined below), and (ii) the Claimant does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Company and any such current or former director, officer or security holder for all fees, costs, and expenses of every kind and description (including, but not limited to, all reasonable attorneys' fees and other litigation expenses) that the Company and any such current or former director, officer or security holder have incurred in connection with such Claim. For purposes of this Section 5.7, the term “Internal Matter” shall mean and include (i) any derivative action or proceeding brought on behalf of or in the right of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s security holders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim arising pursuant to any provision of the federal securities laws, and any regulation promulgated pursuant thereto, or (v) any action asserting a claim governed by what is known as the internal affairs doctrine.
(b) Unless the Claimant holds and continues to hold five percent or more of the Company’s outstanding common stock or hold voting trust certificates or a beneficial interest in shares representing five percent or more of the Company’s outstanding common stock, the Company shall be entitled at any stage of the proceedings before final judgment to require the Claimant to provide surety for the reasonable expenses, including attorney's fees, which may be incurred by the Company in connection with such action and by the other parties defendant in connection therewith for which the Company may become liable. The Company may move the court having jurisdiction of such action for an order, upon notice and hearing, and the court shall determine the amount and form of surety the Claimant must post during the pendency of the action payable to the Company in such amount upon the termination of such action as the court deems appropriate. A ruling by the court on the motion shall not be a determination of any issue in the action or of the merits thereof. The amount of such security may thereafter from time to time be increased or decreased in the discretion of the court having jurisdiction of such action upon showing that the security provided has or may become inadequate or excessive. The Company shall have recourse to the posted surety in such amount as shall be determined by the court as and when the action is terminated. If the court, upon the motion, makes a determination that surety shall be posted by the Claimant, the action shall be dismissed unless the surety required by the court has been posted within such reasonable time as may be fixed by the court.

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the foregoing document, a copy of which is attached and incorporated herein as Exhibits 3.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits:

3.1	Amended and Restated By-Laws.
10.1	Adam Pascale Employment Agreement (dated July 1, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

July 10, 2014                By:    /s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer

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